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                                                                   Exhibit 3.35

                            Limited Liability Company
                            Articles of Organization
                              (PURSUANT TO NRS 86)

DEAN HELLER
Secretary of State

101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5707

Important:  Read attached instructions before completing form.

1.       Name of Limited Liability Company:

Parkway Imaging Center, LLC

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

National Registered Agents, Inc. of NV
202 South Minnesota Street, Carson City, Nevada 89703

3.       Dissolution Date:  (OPTIONAL -- See instructions)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4.       Management:  (Check one)

Company shall be managed by 6 Manager(s) OR ____________ Members

Names, Addresses of Manager(s) or Members: (Attach additional pages as necessary)

See Attached Exhibit A

5.       Other Matters:  (See Instructions)

Number of additional pages attached:  1 (Exhibit A)

6. Names, Addresses and Signatures of Organizer(s): (Signatures must be notarized) Attach additional pages if there are more than 2 organizers.

Marc E. Jacobowitz, Esq. @ Davis Wright Tremaine LLP
1000 Wilshire Boulevard, #600
Los Angeles, CA  90017




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/s/ Marc E. Jacobowitz
---------------------------
Signature

Notary:  This instrument was acknowledged before me on August 17, 1999 by

Marc E. Jacobowitz
------------------------------------
Name of Person

As organizer of
Parkway Imaging Center, LLC
------------------------------------
(Name of party on behalf of when instrument executed)

/s/ Caroline Daguusa Solano
--------------------------------------------
Notary Public Signature

7.       Certificate of Acceptance of Appointment of Resident Agent:

NATIONAL REGISTERED AGENTS, INC. OF NV hereby accept appointment as Resident Agent for the above named limited liability company.

/s/ Sandi K. Bruder                            8/18/99
------------------------------------           --------------------------
Signature of Resident Agent                    Date
For National Registered Agents, Inc.



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Exhibit A

1.       Mr. Charlie Harrison
         St. Rose Dominican Hospital
         102 East Lake Mead Drive
         Henderson, Nevada  89015

2.       Mr. Rod Davis
         St. Rose Dominican Hospital
         102 East Lake Mead Drive
         Henderson, Nevada  89015

3.       Mr. Michael Madler
         InSight Health Corp.
         4400 MacArthur Boulevard, Suite 800
         Newport Beach, California  92660

4.       Ms. Jennifer Ringler
         800 Shadow Lane
         Las Vegas, Nevada  89106

5.       J. Paul Wiesner, M.D.
         Radiology Associates of Nevada
         801 South Rancho, Suite D-1B
         Las Vegas, Nevada  89106

6.       James Mandigo, M.D.
         Radiology Associates of Nevada
         801 South Rancho, Suite D-1B
         Las Vegas, Nevada  89106